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                                                                Exhibit 23.11

                  Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of HFS, Inc. of our report dated April 25, 1996, relating to the financial statements of Avis, Inc. appearing in HFS's Current Report on Form 8-K, as amended, dated August 29, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Price Waterhouse LLP

Price Waterhouse LLP
New York, New York
March 21, 1997